UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 2, 2014

TECTON CORPORATION

 (Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Althardstrasse 10
CH-8105 Regensdorf, Switzerland

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Disposition of Assets

Tecton Corporation

For Immediate Release

TECTON CORPORATION ACQUIRES ENDURANCE EXPLORATION GROUP, LLC IN A SHARE EXCHANGE AGREEMENT

January 2, 2014 / Clearwater, Florida.

Tecton Corporation (TTNC) (the “Company”) announced that it has acquired Endurance Exploration Group, LLC in a share exchange agreement.

Endurance Exploration Group, LLC (“Endurance”) is a development stage company that specializes in subsea shipwreck research, search and survey, inspection, and recovery projects.

Additional information regarding the acquisition can be found in the Company’s “Super 8K” filed with the SEC on December 31.   Investors are encouraged to review the 8K in detail to learn more about Endurance, and the Company encourages investors to pay particular attention to the “Risk Factors” section of the 8k, which highlight the high-risk nature of the business.  Key points from the 8K, include:

•

Established in 2009, Endurance has evaluated over 125,000 shipwreck database entries and other sources to develop a “High Interest” list of approximately 400 shipwrecks and a “Target List” consisting of about two-dozen potential shipwreck projects; and, two of these “Target List” shipwrecks have moved into operational phases, i.e. “Operational List”.

•

In 2011, Endurance began to purchase key mid-to-deep-water (500-2000 meter) survey and recovery equipment, including a 100’ survey vessel, side-scan sonar equipment and a light work-class Remotely Operated Vehicle (“ROV”); and began to develop a multi-year plan to conduct search and survey operations for some of the “Target List” shipwreck projects.

•

Relying on its proprietary research and subsequent survey planning, in mid-2013, Endurance began side-scan sonar search operations for its  first project, “Sailfish,” a mid-19th century passenger liner sunk off the coast of New England carrying a gold shipment, and, Endurance believes, highly likely, other passenger valuables.  During the course of “Sailfish” operations to date, Endurance has mapped and imaged, with side-scan sonar, approximately 700 square miles of ocean bottom searching for “Sailfish”.  Search operations are expected to continue during the summer 2014 season.

•

In late 2013, Endurance secured a three-year governmental contract from an East African nation granting Endurance Exploration Group permission to search for and recover the “Black Marlin”, a 17th century colonial-era trading vessel lost in the territorial waters of an island nation located in the Indian Ocean.  Based upon Endurance research and evaluation of the available historical record, Endurance believes “Black Marlin” was carrying a sizable cargo of silver coinage and bullion for trade in the Far East. The governmental contract also grants Endurance rights to search for and recover secondary shipwreck targets in this country’s territorial waters, and Endurance has begun research on two potential secondary targets called “Dolphin” and “Wahoo”.

The Company’s CEO, Micah J. Eldred commented, “establishing Endurance as a publicly traded company sets the foundation for the next phase in this Company’s life.  The public quotation will provide the Company with more financing options in the future that can support the Company’s movement into deeper water, more complex, and more potentially rewarding salvage projects.”

Cautionary Information Regarding Forward-Looking Statements.

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995.  Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from the anticipated.  The information contained in this release is as of January 2, 2014. Tecton Corporation assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECTON CORPORATION
Dated: January 2, 2014	By:	/s/ MICAH ELDRED
Name: Micah Eldred Title: President and Chief Executive Officer

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